Exhibit 99.1 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: John Guszak, Interim Chief Accounting Officer jguszak@tier.com (571) 382-1000

Tier Reports Fiscal 2011 Second Quarter Results

RESTON, VA, May 9, 2011 – Tier Technologies, Inc. (Nasdaq: TIER), a leading provider of electronic payment solutions for the biller direct market, today released results for the quarter ended March 31, 2011.

Results of Operations

Second Quarter Fiscal 2011 Results

For the quarter ended March 31, 2011, Tier reported revenues from Continuing Operations of $30.3 million, a 1.3% decrease over the same quarter last year.  Net loss from Continuing Operations was $1.4 million, or $0.08 per fully diluted share, compared to net loss from Continuing Operations of $0.8 million, or $0.04 per fully diluted share, for the same quarter last year.  Continuing Operations include Electronic Payment Solutions, or EPS, and certain wind-down businesses.  On a standalone basis, our EPS business reported quarterly revenues of $29.9 million, a 0.3% decrease over the same quarter last year.

Our general, administrative, selling and marketing expenses, which support our Continuing Operations, were $6.7 million, a decrease of $0.9 million, or 12.1%, from the same quarter last year.  The quarter benefited from the reversal of expense related to RSUs that would have been awarded to our former CEO if certain stock price targets and service conditions were met.  Offsetting the decrease was additional advertising costs due to expanded marketing campaigns to all verticals.

In January, we completed our modified “Dutch Auction” tender offer.  We accepted for purchase 1,639,344 shares of our common stock at a price of $6.10 per share for a total cost of approximately $10.4 million, including expenses.

Management’s Comments

“We continued to make progress toward our strategic goals, but that progress is not yet reflected in our financial performance.  We’ve made a number of changes in both our business practices and our leadership team since our last call, and we believe that our renewed focus on the needs of our clients in the government, higher education, and municipal utility markets positions us to be one of the winners in the growth of the biller direct bill payment industry,” said Alex. P. Hart, President and Chief Executive Officer.  “One indication of progress was that our transaction growth as compared with the prior year quarter was 20% excluding large private sector utilities, which are no longer a core focus of our business.

“We’ve also made significant progress on the technology front,” Mr. Hart continued, “Sandip Mohapatra was promoted to Chief Technology Officer, and his leadership is already having a very positive effect.  We recently upgraded our core databases, improved our storage and server environments, and made it through the high volume tax season without a glitch.  We are also in the process of rolling out the first new product capabilities that the company has developed in more than three years, and we hired Mark Lavin, a seasoned sales leader that Atul Garg and I worked with at FleetCor, to create a more focused and aggressive sales organization.  The Chief Financial Officer search, which began in March, has yielded several excellent candidates and should conclude in the relatively near future.”

Liquidity

As of March 31, 2011, Tier had $43.0 million in cash and cash equivalents, and $6.0 million in restricted investments, for a total of $49.0 million.  Of the unrestricted cash of $43.0 million, $17.7 million is funds settled to us but not yet distributed to clients and accrued discount fees, offset by $10.8 million of cash which we expect to receive within one to two days after the end of the quarter as settlements from credit card companies or banks.  This makes the cash available to Tier for business purposes as of March 31, 2011 $36.1 million.  The decrease in available cash from December 31, 2010 is attributable to the modified “Dutch Auction” in which we purchased approximately $10.0 million in our common stock.

Conference Call

Tier will host a conference call Tuesday, May 10, at 8:00 a.m. Eastern Time to discuss these results.  To access the conference call, please dial (888) 282-0365 and provide pass code EBOWMAN.  The conference call is also available live via the Internet at www.tier.com.  Participants via the Web will need to provide conference ID # 7102650 and pass code EBOWMAN.  A replay will be available at 10:00 a.m. Eastern Time on Tuesday, May 10, 2011 at www.tier.com or by calling (866) 465-2111 and entering conference ID # 7102650.  The replay will be available until 11:45 p.m. Eastern Time on May 24, 2011.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides enhanced electronic payment services that include multiple payment choices, payment channels, and bill payment products and services to over 4,600 clients in all 50 states and the District of Columbia.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients through its subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.OfficialPayments.com.

Forward looking statements

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals,” particularly the federal vertical, the state and local tax vertical and the property tax vertical;  effectiveness and performance of our systems, payment processing platforms and operational infrastructure; our ability to grow EPS revenue while controlling costs; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for the period ended March 31, 2011, filed with the Securities and Exchange Commission.

TIER TECHNOLOGIES, INC.
Consolidated Balance Sheets

(in thousands)	March 31, 2011	September 30, 2010
	(unaudited)
ASSETS:
Current assets:
Cash and cash equivalents	$43,043	$45,757
Investments in marketable securities	—	8,249
Restricted investments	—	1,311
Accounts receivable, net	3,556	4,883
Settlements receivable, net	10,774	8,356
Prepaid expenses and other current assets	1,265	1,407
Total current assets	58,638	69,963

Property, equipment and software, net	12,409	12,032
Goodwill	17,416	17,381
Other intangible assets, net	5,758	7,477
Restricted investments	6,000	6,000
Other assets	165	172
Total assets	$100,386	$113,025

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$286	$1,059
Settlements payable	12,770	10,716
Accrued compensation liabilities	3,115	4,261
Accrued discount fees	4,940	4,624
Other accrued liabilities	2,553	2,718
Deferred income	489	558
Total current liabilities	24,153	23,936
Other liabilities:
Deferred rent	1,490	1,257
Other liabilities	708	596
Total other liabilities	2,198	1,853
Total liabilities	26,351	25,789

Contingencies and commitments

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock, $0.01 par value, and paid-in capital; shares authorized: 44,260; shares issued: 20,772 and 20,706; shares outstanding: 16,597 and 18,170	192,948	193,620
Treasury stock—at cost, 4,175 and 2,536 shares	(31,383)	(21,020)
Accumulated other comprehensive loss	—	(1)
Accumulated deficit	(87,530)	(85,363)
Total shareholders’ equity	74,035	87,236
Total liabilities and shareholders’ equity	$100,386	$113,025

TIER TECHNOLOGIES, INC.
Consolidated Statements of Operations

	Three months ended March 31,		Six months ended March 31,
(in thousands, except per share data)	2011	2010	2011	2010
Revenues	$30,266	$30,674	$63,236	$63,442

Costs and expenses:
Direct costs	23,332	22,536	48,202	46,628
General and administrative	4,884	6,192	10,809	12,519
Selling and marketing	1,822	1,438	3,372	3,039
Depreciation and amortization	1,806	1,635	3,564	3,243
Total costs and expenses	31,844	31,801	65,947	65,429
Loss from continuing operations before other income and income taxes	(1,578)	(1,127)	(2,711)	(1,987)

Other income:
Interest income, net	20	171	57	298
Gain on investments	—	2	—	14
Total other income	20	173	57	312

Loss from continuing operations before income taxes	(1,558)	(954)	(2,654)	(1,675)
Income tax benefit	(186)	(145)	(185)	(145)

Loss from continuing operations	(1,372)	(809)	(2,469)	(1,530)
Gain from discontinued operations, net	300	295	302	241

Net loss	$(1,072)	$(514)	$(2,167)	$(1,289)

Loss per share—Basic and diluted:
From continuing operations	$(0.08)	$(0.04)	$(0.14)	$(0.08)
From discontinued operations	0.02	0.01	0.02	0.01
Loss per share—Basic and diluted	$(0.06)	$(0.03)	$(0.12)	$(0.07)

Weighted average common shares used in computing:
Basic and diluted loss per share	16,928	18,151	17,577	18,154

TIER TECHNOLOGIES, INC.
Consolidated Statements of Cash Flows

	Six months ended March 31,
(in thousands)	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,167)	$(1,289)
Less: Gain from discontinued operations, net	302	241
Loss from continuing operations, net	(2,469)	(1,530)
Non-cash items included in net loss:
Depreciation and amortization	3,564	3,243
Provision for doubtful accounts	192	511
Deferred rent	224	165
Share-based compensation	(846)	1,079
Capitalized software impairment loss	246	—
Gain on trading securities	—	(14)
Other	—	(6)
Net effect of changes in assets and liabilities:
Accounts and settlements receivable, net	(1,283)	(63)
Prepaid expenses and other assets	171	(272)
Accounts and settlements payable and accrued liabilities	290	6,175
Income taxes receivable	(22)	49
Deferred income	(69)	(283)
Cash (used in) provided by operating activities from continuing operations	(2)	9,054
Cash used in operating activities from discontinued operations	(7)	(219)
Cash (used in) provided by operating activities	(9)	8,835
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(5,998)	(6,897)
Maturities of available-for-sale securities	14,576	5,998
Sales of trading securities	—	5,200
Maturities of restricted investments	983	—
Purchase of equipment and software	(2,450)	(2,605)
Additions to goodwill—ChoicePay acquisition	(35)	(19)
Collection on note receivable	—	261
Cash provided by investing activities from continuing operations	7,076	1,938
Cash provided by investing activities from discontinued operations	309	460
Cash provided by investing activities	7,385	2,398
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	289	—
Purchase of company stock	(10,363)	(749)
Capital lease obligations and other financing arrangements	(16)	(18)
Cash used in financing activities	(10,090)	(767)
Net (decrease) increase in cash and cash equivalents	(2,714)	10,466
Cash and cash equivalents at beginning of period	45,757	21,969
Cash and cash equivalents at end of period	$43,043	$32,435

TIER TECHNOLOGIES, INC.
Consolidated Statement of Operations—Continuing Operations

(in thousands)	EPS	Wind- down	Total
Three months ended March 31, 2011:
Revenues	$29,904	$362	$30,266
Costs and expenses:
Direct costs	23,266	66	23,332
General and administrative	4,871	13	4,884
Selling and marketing	1,822	—	1,822
Depreciation and amortization	1,806	—	1,806
Total costs and expenses	31,765	79	31,844
(Loss) income from continuing operations before other income and income taxes	(1,861)	283	(1,578)
Other income:
Interest income, net	20	—	20
Total other income	20	—	20
(Loss) income from continuing operations before taxes	(1,841)	283	(1,558)
Income tax benefit	(186)	—	(186)
(Loss) income from continuing operations	$(1,655)	$283	$(1,372)

(in thousands)	EPS	Wind- down	Total
Three months ended March 31, 2010
Revenues	$29,985	$689	$30,674
Costs and expenses:
Direct costs	22,223	313	22,536
General and administrative	6,092	100	6,192
Selling and marketing	1,438	—	1,438
Depreciation and amortization	1,329	306	1,635
Total costs and expenses	31,082	719	31,801
Loss from continuing operations before other income and income taxes	(1,097)	(30)	(1,127)
Other income:
Interest income, net	171	—	171
Gain on investments	2	—	2
Total other income	173	—	173
Loss from continuing operations before taxes	(924)	(30)	(954)
Income tax benefit	(145)	—	(145)
Loss from continuing operations	$(779)	$(30)	$(809)

(in thousands)	EPS	Wind- down	Total
Six months ended March 31, 2011:
Revenues	$62,381	$855	$63,236
Costs and expenses:
Direct costs	48,083	119	48,202
General and administrative	10,809	—	10,809
Selling and marketing	3,372	—	3,372
Depreciation and amortization	3,564	—	3,564
Total costs and expenses	65,828	119	65,947
(Loss) income from continuing operations before other income and income taxes	(3,447)	736	(2,711)
Other income:
Interest income, net	57	—	57
Total other income	57	—	57
(Loss) income from continuing operations before taxes	(3,390)	736	(2,654)
Income tax benefit	(185)	—	(185)
(Loss) income from continuing operations	$(3,205)	$736	$(2,469)

(in thousands)	EPS	Wind- down	Total
Six months ended March 31, 2010:
Revenues	$61,905	$1,537	$63,442
Costs and expenses:
Direct costs	46,055	573	46,628
General and administrative	12,313	206	12,519
Selling and marketing	3,039	—	3,039
Depreciation and amortization	2,664	579	3,243
Total costs and expenses	64,071	1,358	65,429
(Loss) income from continuing operations before other income and income taxes	(2,166)	179	(1,987)
Other income:
Interest income, net	298	—	298
Gain on investments	14	—	14
Total other income	312	—	312
(Loss) income from continuing operations before taxes	(1,854)	179	(1,675)
Income tax benefit	(145)	—	(145)
(Loss) income from continuing operations	$(1,709)	$179	$(1,530)